UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2020

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As part of our on-going efforts to implement measures designed to reduce our operating expenses and preserve capital as we continue to seek to mitigate the substantial negative impact of the COVID-19 pandemic on our business, on June 25, 2020, we entered into a Lease Termination, Surrender and Buy-Out Agreement (the “Lease Termination Agreement”) with Burke Aston Partners, LLC (the “Lessor”) to terminate, effective June 30, 2020, the lease dated July 26, 2018 for our corporate headquarters. Absent the Lease Termination Agreement, the lease would have expired in accordance with its terms in April 2026. When we entered into the lease we had approximately 86 full-time employees. Since January 1, 2020, we reduced our headcount from 74 to 18 employees, all of whom are currently working remotely, and we do not currently need a corporate headquarters of the size subject to that lease. After paying all the amounts we potentially could be required to pay under the Lease Termination Agreement, including both contingent payments described below, we will have reduced our future cash obligations under the lease by approximately $3.4 million.

Pursuant to the Lease Termination Agreement, in exchange for allowing us to terminate the lease early, we agreed to (i) allow the Lessor to keep our security deposit of approximately $260,000, which includes $200,000 under a letter of credit, (ii) pay the Lessor approximately $121,000 for past due rent, and (iii) pay the Lessor $80,000 if we sell all or any material part of our assets or all or any material part of our equity interests and $5,000 if the Lessor needs to dispose of furniture that remained in the office space.

The foregoing summary of the material terms of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Termination Agreement, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Lease Termination, Surrender and Buy-Out Agreement dated June 25, 2020 between NTN Buzztime, Inc. and Burke Aston Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: July 1, 2020	By:	/s/ Sandra Gurrola
Sandra Gurrola
Sr. Vice President of Finance